Exhibit 99.1

FOR IMMEDIATE RELEASE:

FINANCIAL CONTACT:	MEDIA CONTACT:
Melissa Poole	Allison Kleinfelter
mpoole@hersheys.com	akleinfelter@hersheys.com

THE HERSHEY COMPANY ANNOUNCES OFFERING OF NOTES

HERSHEY, Pa., May 1, 2023 — The Hershey Company (NYSE: HSY) announced today that it is offering to sell notes in a public offering (the “Notes Offering”). The Hershey Company intends to use the net proceeds of the Notes Offering to repay all of its outstanding 2.625% Senior Notes due 2023 and 3.375% Senior Notes due 2023, plus in each case, accrued and unpaid interest thereon, pay fees and expenses related to the offering and for general corporate purposes.

A registration statement relating to the Notes Offering has been filed with the U.S. Securities and Exchange Commission and is effective. This press release shall not constitute an offer to sell or an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes Offering may be made only by means of a prospectus supplement and the accompanying prospectus.

Copies of the prospectus supplement and the accompanying prospectus for the Notes Offering may be obtained by contacting BofA Securities, Inc., NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, attention: Prospectus Department, email: dg.prospectus_requests@bofa.com, toll-free: 1-800-294-1322; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, toll-free: 1-800-831-9146, email: prospectus@citi.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, Attn: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone: 1-866-803-9204; and RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, NY 10281 toll-free: (866) 375-6829, fax: (212) 428-6308, email: rbcnyfixedincomeprospectus@rbccm.com.

About The Hershey Company
The Hershey Company is headquartered in Hershey, Pa., and is an industry-leading snacks company known for bringing goodness to the world through its iconic brands, remarkable people and enduring commitment to help children succeed. Hershey has approximately 19,000 employees around the world who work every day to deliver delicious, quality products. The company has more than 100 brand names in approximately 80 countries that drive more than $10 billion in annual revenues, including such iconic brand names as Hershey’s, Reese’s, Kit Kat®, Jolly Rancher and Ice Breakers, and fast-growing salty snacks including SkinnyPop, Pirate’s Booty and Dot’s Homestyle Pretzels.

For more than 125 years, Hershey has been committed to operating fairly, ethically and sustainably. Hershey founder, Milton Hershey, created the Milton Hershey School in 1909 and since then the company has focused on helping children succeed.

Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Many of these forward-looking statements can be identified by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would,” among others. These statements are made based upon current expectations that are subject to risk and uncertainty. Because actual results may differ materially from those contained in the forward-looking statements, you should not place undue reliance on the forward-looking statements when deciding whether to buy, sell or hold the company’s securities. Factors that could cause results to differ materially include, but are not limited to: issues or concerns related to the quality and safety of our products, ingredients or packaging, human and workplace rights, and other environmental, social or governance matters; disruptions or inefficiencies in our supply chain due to the loss or disruption of essential manufacturing or supply elements or other factors; our ability to hire, engage and retain a talented global workforce; climate change and other environmental impacts, and increased focus and evolving views of our customers, stockholders and other stakeholders on climate change issues; changes in raw material and other costs, along with the availability of adequate supplies of raw materials; selling price increases, including volume declines associated with pricing elasticity; market demand for our new and existing products; increased marketplace competition; failure to successfully execute and integrate acquisitions, divestitures and joint ventures; risks and uncertainties related to our international operations; our ability to realize expected cost savings and operating efficiencies associated with strategic initiatives or restructuring programs; changes in governmental laws and regulations, including taxes; political, economic, and/or financial market conditions, including with respect to inflation, rising interest rates, slower growth or recession, and other events beyond our control such as the impacts on the business arising from the conflict between Russia and Ukraine; disruptions, failures or security breaches of our information technology infrastructure and that of our customers and partners (including our suppliers); complications with the design or implementation of our new enterprise resource planning system; and such other matters as discussed in our Annual Report on Form 10-K for the year ended December 31, 2022. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.